Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Victory, L.P. c/o Crestview Partners

590 Madison Avenue, 42nd Floor

New York, NY 10022

2.	Crestview Advisors, L.L.C. c/o Crestview Partners

590 Madison Avenue, 42nd Floor

New York, NY 10022

3.	Robert V. Delaney Jr.

c/o Crestview Advisors, L.L.C.

590 Madison Avenue, 42nd Floor

New York, NY 10022

Date of Event Requiring Statement: October 10, 2022

Issuer Name and Ticker or Trading Symbol: Victory Capital Holdings, Inc.

CRESTVIEW VICTORY, L.P.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

ROBERT V. DELANEY JR.

By:	/s/ Ross A. Oliver, Attorney-in-Fact

Date: October 12, 2022